Exhibit 99.1

QT Imaging Holdings names Dr. Raluca Dinu as Acting Chief Executive Officer and Anastas Budagov as Chief Financial Officer

Novato, Calif. – March 18, 2024 – QT Imaging Holdings, Inc. (NASDAQ:QTI) a medical device company engaged in research, development, and commercialization of innovative body imaging systems, today announced that the Board of Directors has appointed former GigCapital5, Inc. CEO Dr. Raluca Dinu as Active Chief Executive Officer and member of the Board of Directors, effective March 12, 2024. Dr. Dinu will serve in this position for one year, when the Company will reevaluate this strategic position. Dr. John Klock will step down as Chief Executive Officer, but will remain part of the Board of Directors, transitioning to serve as a Company advisor. As previously announced, Anastas (Stas) Budagov will take the position of Chief Financial Officer.

Dr. Dinu served as a senior executive in small and large size public companies, has a global, operationally focused business background, public company governance experience, delivered strong results in turnaround and M&A situations, lead strategic growth, and consolidation in fast-paced business environments. Dr. Raluca Dinu is on the board of numerous public traded companies and philanthropic organizations and has co-founded five Private-to-Public Equity (PPE) companies, which acquire late-stage private companies for the purpose of taking them public on their continuous growth journey.

“Raluca has an impressive record of turnaround, global operations, and public company governance. She has extensive M&A experience, deep product experience in regulated and unregulated industries, and has implemented innovative and collaborative workplace environments. QTI is playing a vital role in the development of advanced, accurate, non-invasive body scanning technology, and with Raluca at the helm, the Company will transition to a solid public company, technology-led, leader in medical imaging,” said Dr. Avi Katz, Chairman of the QT Imaging Holdings, Inc. Board of Directors.

Mr. Budagov has deep accounting, audit processes, internal controls, and commercial contracts experience, in private and public companies. Mr. Budagov served as a contracting Chief Financial Officer with QT Imaging, Inc. since December 2023 and accepted a permanent full-time job with the public company.

For media inquiries, please contact:

Stas Budagov

Chief Financial Officer

Stas.Budagov@qtimaging.com

About QT Imaging Holdings, Inc.

QT Imaging Holdings, Inc. is a public (NASDAQ: QTI) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the company’s website at www.qtimaging.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the QTI Breast Acoustic CTTM System and its use in the research collaboration and images that may be rendered as part of this research, plans for QT Imaging Holdings, new product development and introduction, and product sales growth and projected revenues. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability of the parties to sell and deploy the QTI Breast Acoustic CTTM System, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel and the ability to move product sales to production levels. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of QT Imaging’s (and its predecessor, GigCapital5, Inc.) filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to QT Imaging Holdings as of the date hereof, and QT Imaging Holdings assumes no obligation to update any forward-looking statement.